As Filed with the Securities	Registration No.33- ______
and Exchange Commission on
June 18, 2004.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

The Exploration Company of Delaware, Inc.
(Exact name of issuer as specified in its charter)

Delaware	84-0793089
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

500 North Loop 1604 East, Suite 250, San Antonio, Texas	78232
(Address of Principal Executive Office)	(Zip Code)

James E. Sigmon
500 North Loop 1604 East, Suite 250, San Antonio, Texas 78232
(Name and address of agent for service)

(210) 496-5300
(Telephone number, including area code, of agent for service)

With Copy to:
M. Frank Russell Barton, Schneider & Russell, L.L.P. 700 N. St. Mary's St., Suite 1825, San Antonio, Texas 78205
(Name and address)

(210) 225-1655
(Telephone number, including area code)

From time to time after the Registration Statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Calculation of Registration Fee

Title of		Proposed	Proposed
securities	Amount	maximum	maximum
to be	to be	offering	aggregate	Amount of
registered	registered	price per unit	offering price	registration fee

Common Stock
$.0l par value	7,949,347	$3.88 (1)	$30,843,466 (1)	$2,495.24

Common Stock reserved for issuance upon exercise of warrants	1,280,000	$4.25 (2)	$ 5,440,000 (2)	$ 440.09

Total	9,229,347		$36,283,466	$2,935.33

            (1) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sale prices of the Common Stock in the NASDAQ (Small-Cap) Stock Market on June 14, 2004.

(2) Estimated pursuant to Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee, based upon the exercise price set forth in the warrants.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED JUNE 18, 2004

            THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

THE EXPLORATION COMPANY OF DELAWARE, INC.

500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232
(210) 496-5300

9,229,347 SHARES

COMMON STOCK

            This prospectus covers the offer and sale of up to 9,229,347 shares of the Common Stock of The Exploration Company of Delaware, Inc. (the "Company"), from time to time by the Selling Shareholders (herein so called) identified in the section of this prospectus entitled "Selling Shareholders." Such shares are comprised of 7,949,347 shares of the Company's issued and outstanding Common Stock currently held by the Selling Shareholders and 1,280,000 shares of the Company's Common Stock issuable upon exercise of outstanding warrants held by certain of the Selling Shareholders.

            The prices at which the Selling Shareholders may sell such shares will be determined by the prevailing market price of shares of the Company's Common Stock or in negotiated transactions. The Company is not offering any shares of its Common Stock for sale under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders under this prospectus. However, the Company will receive the exercise price of the warrants, if and to the extent that they are exercised for cash.

            The Company's Common Stock is listed on the NASDAQ Stock Market (Small-Cap) under the symbol TXCO. On June 14, 2004, the closing price of the Common Stock on the NASDAQ Stock Market (Small-Cap) was $3.94 per share.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE "RISK FACTORS" SET FORTH BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

            The securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2004.

WHERE YOU CAN FIND MORE INFORMATION

            The Company has filed with the Commission a registration statement on Form S-3 (Reg. No. _________) with respect to this offering. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement, including its exhibits and schedules. For further information about the Company, you should refer to the registration statement, including without limitation, its exhibits and schedules. The registration statement is on file at the offices of the Commission and may be inspected without charge.

            The Commission allows the Company to include some of the information required to be in the registration statement by incorporating that information by reference to documents which the Company has previously filed and will later file with the Commission, meaning that the Company may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that the Company files later with the Commission will automatically update and supersede this information. Without limitation, the Company incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), until all of the securities offered in this prospectus are sold:

	- Annual Report on Form 10-K, for the year ended December 31, 2003.

	- Proxy Statement dated April 23, 2004.

	- Quarterly Report on Form 10-Q, for the quarter ended March 31, 2004.

	- Current Report on Form 8-K dated May 14, 2004.

-  The description of the Company's Common Stock set forth in Item 2, "Description of Registrant's Securities to be Registered," in the Company's Registration Statement filed on Form 8-A, dated February 1, 1980.

            You may request copies of these filings, which will be provided to you at no cost, by communicating your request either orally or in writing to the Company, attention Roberto R. Thomae, Vice President-Capital Markets and Corporate Secretary, 500 N. Loop 1604 East, Suite 250, San Antonio, Texas 78232, telephone (210) 496-5300, facsimile (210) 496-3232, e-mail bthomae@txco.com.

            The Company is subject to the reporting requirements of the Exchange Act, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

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THE COMPANY'S BUSINESS

            The Company is an independent oil and gas company engaged in the origination, exploration, development, acquisition and operation of oil and gas properties onshore, primarily in the Maverick Basin of South Texas. The Company and its predecessors have been active in this business since 1979. The Company's business strategy is to increase production, cash flow and reserves through origination, exploration, development and acquisition of oil and gas properties.

RISK FACTORS

Purchase of the Company's Common Stock involves a high degree of risk. You should carefully consider the following factors before purchasing.

Risks Related to the Company's Business

The Company's future success depends upon its ability to find, develop and acquire additional oil and gas reserves that are economically recoverable.

            The rate of production from oil and natural gas properties declines as reserves are depleted. As a result, the Company must locate and develop or acquire new oil and gas reserves to replace those being depleted by production. The Company must do this even during periods of low oil and gas prices when it is difficult to raise the capital necessary to finance activities. Without successful exploration or acquisition activities, the Company's reserves and revenues will decline. The Company may not be able to find and develop or acquire additional reserves at an acceptable cost or have necessary financing for these activities.

Oil and gas drilling is a high-risk activity.

            The Company's future success will depend on the success of its drilling programs. In addition to the numerous operating risks described in more detail below, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, the Company often is uncertain as to the future cost or timing of drilling, completing and producing wells. Furthermore, the Company's drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including, but not limited to, the following:

- unexpected drilling conditions;

- pressure or irregularities in formations;

- equipment failures or accidents;

- adverse weather conditions;

- inability to comply with governmental requirements; and

- shortages or delays in the availability of drilling rigs and the delivery of equipment.

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If the Company experiences any of these problems, its ability to conduct operations could be adversely affected.

Oil and gas prices are volatile and a substantial and extended decline in the price of oil and gas would have a material adverse effect on the Company.

            The Company's revenues, profitability and future growth and the carrying value of its oil and gas properties depend to a large degree on prevailing oil and gas prices. The Company's ability to maintain or increase its borrowing capacity and to obtain additional capital on attractive terms also substantially depends upon oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and gas, uncertainties within the market and a variety of other factors beyond the Company's control. These factors include, but are not limited to, the following:

- weather conditions in the United States;

- the condition of the United States economy;

- the action of the Organization of Petroleum Exporting Countries;

- governmental regulation;

- political stability in the Middle East and elsewhere;

- the foreign supply of oil and gas;

- the price of foreign imports; and

- the availability of alternate fuel sources.

Any substantial and extended decline in oil or gas prices would have an adverse effect on the carrying value of the Company's proved reserves, borrowing capacity, revenues, profitability and cash flows from operations.

Factors beyond the Company's control affect its ability to market oil and gas.

The Company's ability to market oil and gas from its wells depends upon numerous factors beyond the Company's control. These factors include, but are not limited to, the following:

- the level of domestic production and imports of oil and gas;

- the proximity of gas production to gas pipelines;

- the availability of pipeline capacity;

- the demand for oil and gas by utilities and other end users;

- the availability of alternate fuel sources;

- the effect of inclement weather;

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- state and federal regulation of oil and gas marketing; and

- federal regulation of gas sold or transported in interstate commerce.

If these factors were to change dramatically, the Company's ability to market oil and gas or obtain favorable prices for its oil and gas could be adversely affected.

The marketability of the Company's production may be dependent upon transportation facilities over which the Company has no control.

            The marketability of the Company's production depends in part upon the availability, proximity, and capacity of pipelines, natural gas gathering systems and processing facilities. Any significant change in market factors affecting these infrastructure facilities could harm the Company's business. The Company delivers some of its oil and natural gas through gathering systems and pipelines that it does not own. These facilities may not be available to the Company in the future.

The Company faces strong competition from other energy companies that may negatively affect the Company's ability to carry on operations.

            The Company operates in the highly competitive areas of oil and gas exploration, development and production. Factors which affect the Company's ability to successfully compete in the marketplace include, but are not limited to, the following:

- the availability of funds and information relating to a property;

- the standards established by us for the minimum projected return on investment;

- the availability of alternate fuel sources; and

- the intermediate transportation of gas.

The Company's competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local gas gatherers, many of which possess greater financial and other resources than the Company does.

Operating hazards may adversely affect the Company's ability to conduct business.

The Company's operations are subject to risks inherent in the oil and gas industry, including, but not limited to, the following:

- blowouts;

- cratering;

- explosions;

- uncontrollable flows of oil, gas or well fluids;

- fires;

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- pollution; and

- other environmental risks.

These risks could result in substantial losses to the Company from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Governmental regulations may impose liability for pollution damage or result in the interruption or termination of operations.

There are risks in acquiring producing properties.

            The Company constantly evaluates opportunities to acquire oil and natural gas properties and frequently engages in bidding and negotiating for these acquisitions. If successful in this process, the Company may alter or increase its capitalization through the issuance of additional debt or equity securities, the sale of production payments or other measures. Any change in capitalization affects the Company's risk profile.

            A change in capitalization, however, is not the only way acquisitions affect the Company's risk profile. Acquisitions may alter the nature of the Company's business. This could occur when the character of acquired properties is substantially different from the Company's existing properties in terms of operating or geologic characteristics.

The Company may not be able to replace its reserves or generate cash flows if it is unable to raise capital.

            The Company makes, and will continue to make, substantial capital expenditures for the exploration, acquisition and production of oil and gas reserves. Historically, the Company has financed these expenditures primarily with cash generated by operations and proceeds from bank borrowings and equity financings. If the Company's revenues or borrowing base decreases as a result of lower oil and gas prices, operating difficulties or declines in reserves, the Company may have limited ability to expend the capital necessary to undertake or complete future drilling programs. Additional debt or equity financing or cash generated by operations may not be available to meet these requirements.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

            The Company's operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Without limiting the generality of the foregoing, these laws and regulations may:

	- require the acquisition of a permit before drilling commences;

	- restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;

	- limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas;

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	- require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and

	- impose substantial liabilities for pollution resulting from the Company's operations.

            The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. The enactment of stricter legislation or the adoption of stricter regulation could have a significant impact on the Company's operating costs, as well as on the oil and gas industry in general.

            The Company's operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. The Company could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on the Company's financial condition and results of operations. The Company maintains insurance coverage for its operations, but it does not believe that insurance coverage for environmental damages that occur over time or complete coverage for sudden and accidental environmental damages is available at a reasonable cost. Accordingly, the Company may be subject to liability or may lose the privilege to continue exploration or production activities upon substantial portions of its properties if certain environmental damages occur.

Losses and liabilities from uninsured or underinsured drilling and operating activities could have a material adverse effect on the Company's financial condition and operations.

            Although the Company maintains several types of insurance to cover its operations, the Company may not be able to maintain adequate insurance in the future at rates it considers reasonable or losses may exceed the maximum limits under its insurance policies. If a significant event that is not fully insured or indemnified occurs, it could materially and adversely affect the Company's financial condition and results of operations.

You should not place undue reliance on reserve information because reserve information represents estimates.

            The documents incorporated by reference in the registration statement for this offering contain estimates of the Company's oil and gas reserves, and the future net cash flows attributable to those reserves, prepared by independent petroleum engineers. There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond the Company's control and the control of engineers. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of many factors, including, but not limited to, the following:

- the available data;

- assumptions regarding future oil and gas prices;

- expenditures for future development and exploitation activities; and

- engineering and geological interpretation and judgment.

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Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil and gas prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and value of cash flows from those reserves may vary significantly from the estimates. In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data. In the reserve calculations, oil was converted to gas equivalent at the ratio of six Mcf of gas to one Bbl of oil. While this ratio approximates the energy equivalency of gas to oil on Btu basis, it may not represent the relative prices received by the Company from the sale of the Company's oil and gas production.

            The estimated quantities of proved reserves and the discounted present value of future net cash flows attributable to those reserves included in the Company's documents were prepared by independent petroleum engineers in accordance with the rules of the Commission, and are not intended to represent the fair market value of such reserves.

The inability to control other associated entities could adversely affect the Company's business.

            The Company's success depends in part upon operations on certain properties in which the Company may have an interest along with other business entities. Because the Company has no control over such entities, it is unable to direct their operations, nor ensure that their operations on the Company's behalf will be completed in a timely and efficient manner. Any delays in such business entities' operations could adversely affect the Company's operations.

Loss of executive officers or other key employees could adversely affect the Company's business.

            The Company's success is dependent upon the continued services and skills of its current executive management. The loss of services of any of these key personnel could have a negative impact on the Company's business because of such personnel's skills and industry experience and the difficulty of promptly finding qualified replacement personnel.

The Company's use of hedging arrangements could result in financial losses or reduce the Company's income.

            While the Company does not currently engage in hedging arrangements, to reduce the Company's exposure to fluctuations in the prices of oil and natural gas, the Company may be required, in the future, to enter into hedging arrangements for a portion of the Company's oil and natural gas production. These hedging arrangements could expose the Company to risk of financial loss in some circumstances, including, without limitation, when:

	- production is less than expected;

	- the counter-party to the hedging contract defaults on its contract obligations; or

	- there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices received.

In addition, these hedging arrangements may limit the benefit the Company would otherwise receive from increases in prices for oil and natural gas.

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Acquisition of entire businesses may be a component of the Company's growth strategy; the Company's failure to complete future acquisitions successfully could reduce the Company's earnings and slow the Company's growth.

            While the Company's business strategy does not currently contemplate the acquisition of entire businesses, it is possible that the Company might acquire entire businesses in the future. Potential risks involved in the acquisition of such businesses include the inability to continue to identify business entities for acquisition or the inability to make acquisitions on terms that the Company considers economically acceptable. Furthermore, there is intense competition for acquisition opportunities in the Company's industry. Competition for acquisitions may increase the cost of, or cause the Company to refrain from, completing acquisitions. The Company's strategy of completing acquisitions would be dependent upon, among other things, the Company's ability to obtain debt and equity financing and, in some cases, regulatory approvals. The Company's ability to pursue the Company's growth strategy may be hindered if the Company is not able to obtain financing or regulatory approvals. The Company's ability to grow through acquisitions and manage growth would require the Company to continue to invest in operational, financial and management information systems and to attract, retain, motivate and effectively manage the Company's employees. The inability to effectively manage the integration of acquisitions could reduce the Company's focus on subsequent acquisitions and current operations, which, in turn, could negatively impact the Company's earnings and growth. The Company's financial position and results of operations may fluctuate significantly from period to period, based on whether or not significant acquisitions are completed in particular periods.

Risks Related to The Company's Common Stock

The Company may need additional capital.

            The Company's board of directors may determine in the future that the Company needs to obtain additional capital through the issuance of additional shares of preferred stock, common stock or other securities. The Company cannot assure you that any such shares will be issued at prices or on terms inferior or equal to the terms offered in this prospectus. In addition, any such issuance will dilute the ownership interests of the purchasers of the Common Stock offered in this prospectus.

The Company may issue additional shares of preferred stock with greater rights than the Company's Common Stock.

            Although there are no current plans, arrangements, understandings or agreements to issue any additional preferred stock, the Company's certificate of incorporation authorizes the Company's board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from you. Any additional preferred stock that is issued may rank ahead of the Company's Common Stock in terms of dividends priority and liquidation premiums and may have greater voting rights than the Company's Common Stock.

The Company may issue additional shares of Common Stock.

            Pursuant to the Company's certificate of incorporation, the Company's board of directors has the authority to issue additional series of Common Stock and to determine the rights and restrictions of shares of those series without the approval of the Company's stockholders. The rights of the holders of the Common Stock offered in this prospectus may be junior to the rights of Common Stock that may be issued in the future.

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There may be future dilution of the Company's Common Stock.

            To the extent options to purchase Common Stock under employee and director stock option plans are exercised, holders of the Company's Common Stock will be diluted. If available funds and cash generated from the Company's operations are insufficient to satisfy the Company's needs, the Company may be compelled to sell additional equity or convertible debt securities. The sale of additional equity or convertible debt securities could result in additional dilution to the Company's stockholders.

The Company's management controls a significant percentage of the Company's outstanding Common Stock and their interests may conflict with those of the Company's stockholders.

            The Company's directors and executive officers and their affiliates beneficially own a substantial percentage of the Company's outstanding Common Stock. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company, or otherwise discouraging a potential acquirer from attempting to obtain control of the Company. This could have a material adverse effect on the market price of the Common Stock or prevent the Company's stockholders from realizing a premium over the then prevailing market prices for their shares of Common Stock.

Sales of substantial amounts of the Company's Common Stock may adversely affect the Company's stock price and make future offerings to raise more capital difficult.

            Sales of a large number of shares of the Company's Common Stock in the market after this offering or the perception that sales may occur could adversely affect the trading price of the Company's Common Stock. The Company may issue restricted securities or register additional shares of Common Stock in the future for its use in connection with future acquisitions. Except for volume limitations and certain other regulatory requirements applicable to affiliates, such shares may be freely tradable unless the Company contractually restricts their resale.

The availability for sale, or sale, of the shares of Common Stock eligible for future sale could adversely affect the market price of the Company's Common Stock.

Provisions in the Company's corporate documents and Delaware law could delay or prevent a change in control of the Company, even if that change would be beneficial to the Company's stockholders.

            Certain provisions of the Company's certificate of incorporation and bylaws, as amended, may delay, discourage, prevent or render more difficult an attempt to obtain control of the Company, whether through a tender offer, business combination, proxy contest or otherwise.

The Company does not expect to pay dividends on its Common Stock.

The Company does not expect to pay any cash dividends with respect to its Common Stock in the foreseeable future. The Company intends to retain any earnings for use in its business.

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FORWARD-LOOKING STATEMENTS

            This prospectus and the documents incorporated by reference in the registration statement for this offering include "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in and incorporated by reference in the registration statement for this offering are forward-looking statements. These forward-looking statements include, without limitation, statements regarding the additional capital to fund cash requirements for future operations, and regarding the uncertainties involved in the Company's estimates of the sufficiency of its existing capital resources and quantities of proved oil and natural gas reserves and projections of future rates, production and timing of development expenditures. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot give any assurances that such expectation reflected in these forward-looking statements will prove to have been correct.

            When used in and incorporated by reference into the registration statement for this offering, the words, "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including without limitation, those discussed under this section of the prospectus. More information about potential risk factors that could affect the Company's operating and financial results is included in the Company's annual report on Form 10-K for the year ended December 31, 2003. This report and all previously and subsequently filed documents of the Company are on file at the Commission and can also be viewed at the Company's website at www.txco.com. Copies are available without charge upon request from the Company.

USE OF PROCEEDS

            All net proceeds from the sale of the shares of Common Stock offered by this prospectus will be payable to the Selling Shareholders. The Company will not receive any proceeds from the sale of the shares of Common Stock offered by this prospectus. However, the Company will receive the exercise price of the warrants, if and to the extent that they are exercised for cash by the Selling Shareholders holding such warrants. In the event that all of such warrants are fully exercised for cash, the Company will receive gross proceeds of $5,440,000, which will be used by the Company for working capital.

SELLING SHAREHOLDERS

            All of the 9,229,347 shares of Common Stock offered in this prospectus are being offered for sale by the Selling Shareholders. The following table sets forth the identities of each of the Selling Shareholders, the number of shares of the Company's Common Stock and warrants to purchase shares of Common Stock owned by each of the Selling Shareholders as of the date of this prospectus and the maximum numbers of shares of Common Stock which may be offered pursuant to this prospectus for the account of each of the Selling Shareholders or their transferees from time to time, assuming (i) the exercise of all warrants owned by a Selling Shareholder for the maximum number of shares of Common Stock exercisable therefor; and (ii) that each Selling Shareholder will sell all shares of Common Stock offered pursuant to this prospectus, but not other shares of the Company's Common Stock owned by such Selling Shareholder:

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Name (1)	Shares of Common Stock Owned Prior to Offering	Warrants Owned Prior to Offering	Maximum Shares of Common Stock to be Sold in this Offering

Crestview Capital Master, LLC	1,333,334	400,000	1,733,334

Richard P. Kiphart	133,333	40,000	173,333

Bruce E. Lazier	13,333	4,000	17,333

BBT Fund, L.P.	533,333	160,000	693,333

Concentrated Alpha Partners, L.P.	133,333	40,000	173,333

Frost National Bank,
FBO BFS US Special
Opportunities Trust PLC,
Trust No. W00118000	391,667	80,000	266,667

Frost National Bank,
FBO Renaissance US
Growth Investment Trust PLC,
Trust No. W00740100	266,667	80,000	266,667

Topaz Partners	266,667	80,000	346,667

SF Capital Partners Ltd.	200,000	60,000	260,000

RHP Master Fund, Ltd.	200,000	60,000	260,000

Big Cat Energy Partners, L.P.	350,000	45,000	195,000

Omicron Master Trust	133,333	40,000	173,333

Castle Creek Technology
Partners, LLC	100,000	30,000	130,000

Ironman Energy Capital, L.P.	133,334	40,000	173,334

Smithfield Fiduciary LLC	100,000	30,000	130,000

United Capital Management, Inc.	50,000	15,000	65,000

Treeline Investment Partners, L.P.	53,334	16,000	69,334

Frey Living Trust
dated March 20, 1996	11,000	3,300	14,300

Bruce E. O'Brien Living Trust
dated December 12, 1991	14,000	2,100	9,100

HEM Properties	29,000	8,100	35,100

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B & E Apartments, LP	107,000	32,100	139,100

Morteza Sajadian	7,000	2,100	9,100

Gary Brennglass	36,000	10,200	44,200

Robert & Sally Carson
Family Trust	7,000	2,100	9,100

Kayne Anderson Energy
Fund II, L.P.	1,417,546	0	1,417,546

Kayne Anderson Energy
Fund II (QP), L.P.	449,120	0	449,120

Gryphon Master Fund, L.P.	391,192	0	266,667

Bank Julius Baer & Co. Ltd.	616,533	0	557,143

DEXIA Privatbank (Schweiz) Ltd.	514,464	0	392,064

Michael Wurmser and/or
Mark Dangel	288,889	0	288,889

EXCO Resources, Inc.	123,750	0	123,750

Pedernales Energy, L.L.C.	93,750	0	93,750

Verus Energy, Inc.	93,750	0	93,750

(1)  No Selling Shareholder is the beneficial owner of five percent (5%) or more of the outstanding Common Stock of the Company, except for Kayne Anderson Energy Fund II, L.P., which beneficially owns approximately 5.13%.

            Assuming the sale of all shares of the Common Stock offered in this prospectus and no other dispositions or acquisitions of the Company's stock by the Selling Shareholders, upon completion of this offering, none of the Selling Shareholders will own any shares of the Company's stock, except the following Selling Shareholders may retain the following amounts and classes of stock: Frost National Bank FBO BFS US Special Opportunities Trust PLC, Trust No. W00118000, 125,000 shares of Common Stock; Big Cat Energy Partners, L.P., 200,000 shares of Common Stock; Bruce E. O'Brien Living Trust dated December 12, 1991, 7,000 shares of Common Stock; HEM Properties, 2,000 shares of Common Stock; Gary Brennglass, 2,000 shares of Common Stock; Kayne Anderson Energy Fund II, L.P., 14,000 shares (87.5%) of Series B Preferred Stock; Gryphon Master Fund, L.P., 124,525 shares of Common Stock and 2,000 shares (12.5%) of Series B Preferred Stock; DEXIA Privatbank (Schweiz) Ltd., 122,400 shares of Common Stock; and Bank Julius Baer & Co. Ltd., 59,390 shares of Common Stock.

            During the last three years, none of the Selling Shareholders has held any position, office or other material relationship with the Company or its predecessors or affiliates, except that Kayne Anderson Energy Fund II, L.P., and Gryphon Master Fund, L.P., as holders of Series B Preferred Stock, have the right to vote as a class to elect one member of the Company's Board of Directors, such elected member currently being Charles W. Yates, III, who is employed by an affiliate of Kayne Anderson Energy Fund II, L.P.

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PLAN OF DISTRIBUTION

            The Selling Shareholders, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of the Common Stock offered in this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- settlement of short sales entered into after the date of this prospectus;

- broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

- any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

            Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

            In connection with the sale of the Common Stock offered in this prospectus or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of the Common Stock offered in this prospectus short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell same. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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            The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that such Selling Shareholder does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock offered in this prospectus.

            The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company and certain of the Selling Shareholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

            Because Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any of the shares of Common Stock offered in this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Shareholder has advised the Company that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale or resale of the shares of the Common Stock offered in this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale or resale of the shares of the Common Stock offered in this prospectus by the Selling Shareholders.

            The Company has agreed to keep this prospectus effective until the earlier of (i) the latest date upon which the Company is obligated to cause to be effective the Registration Statement for resale of the shares of the Common Stock offered in this prospectus by the Selling Shareholders, (ii) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares of the Common Stock offered in this prospectus have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the Company's Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders or any other person. The Company will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Certain legal matters relating to the validity of the Company's Common Stock will be passed upon by Barton, Schneider & Russell, L.L.P., San Antonio, Texas.

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EXPERTS

            The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Akin, Doherty, Klein & Feuge, P.C., San Antonio, Texas, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

            The unaudited reserve reports incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003, prepared by Netherland Sewell & Associates, Inc., an independent petroleum engineering firm in Dallas, Texas, have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in oil and gas reserve data.

[BACK COVER]

            You should rely only on the information contained in this prospectus or that which has been incorporated by reference herein. The Company has not authorized anyone to provide you with any information to the contrary. This prospectus is not an offer to sell the subject securities and is not soliciting an offer to buy the subject securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover.

PROSPECTUS

THE EXPLORATION COMPANY OF DELAWARE, INC.

500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232
(210) 496-5300

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            Set forth below is an estimate of the amount of fees and expenses to be incurred by the Company in connection with the issuance and distribution of the securities registered hereby, other than any underwriting discounts and commissions.

Commission's Registration Fee	$ 4,597
Legal Fees and Expenses	58,000*
Nasdaq Notification Fee	32,620
Travel and Shipping Costs	1,000*
Miscellaneous Expenses	10,000*

Total	$106,217

* Estimated

Item 15. Indemnification of Directors and Officers.

The Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law and its Certificate of Incorporation.

            The Company's Certificate of Incorporation eliminates liability of the Company's directors for monetary damages for breaches of their fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

            The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 16. Exhibits.

3.1	Certificate of Incorporation filed as Appendix B of the Company's definitive Proxy Statement, Reg. 99-000006, on February 2, 1999, which is hereby incorporated by reference.

3.2

Certificate of Amendment of Certificate of Incorporation filed as Appendix C of the Company's definitive Proxy Statement, Reg. 99-000006, on February 2, 1999, which is hereby incorporated by reference.

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3.3	Amendment of Certificate of Incorporation filed as Appendix B of the Company's definitive Proxy Statement, Reg. 01-000025, on April 16, 2001, which is hereby incorporated by reference.

3.4	Amended and Restated By-Laws filed as Exhibit 3.1 to the Company's Registration Statement on Form S-8, Reg. 02-000020, on May 10, 2002, which is hereby incorporated by reference.

4.1	Form of Stock Certificate for the Company's Common Stock.

4.2	Form of Stock Purchase Warrant issued to certain of the Selling Shareholders.

5.1	Opinion of Barton, Schneider & Russell, L.L.P.

23.1	Consent of legal counsel (included in the opinion of Barton, Schneider & Russell, L.L.P., filed herewith as Exhibit 5.1).

23.2	Consent of independent registered public accounting firm, Akin, Doherty, Klein & Feuge, P.C.

23.3	Consent of independent petroleum engineers, Netherland Sewell & Associates, Inc.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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         (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13a or Section 15d of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by director, officer or controlling person of the Company the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

            The Registrant     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 18, 2004.

REGISTRANT:

THE EXPLORATION COMPANY OF DELAWARE, INC.

By: /s/ James E. Sigmon
James E. Sigmon, President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

June 15, 2004	By: /s/ Stephen M. Gose, Jr.
Date	Stephen M. Gose, Jr., Chairman of the Board of Directors

June 15, 2004	By: /s/ James E. Sigmon
Date	James E. Sigmon, President, Chief Executive Officer and Director

June 16, 2004	By: /s/ Thomas H. Gose
Date	Thomas H. Gose, Director

June 17, 2004	By: /s/ Michael J. Pint
Date	Michael J. Pint, Director

June 15, 2004	By: /s/ Alan L. Edgar
Date	Alan L. Edgar, Director

June 16, 2004	By: /s/ Robert L. Foree, Jr.
Date	Robert L. Foree, Jr., Director

June 17, 2004	By: /s/ Charles W. Yates, III
Date	Charles W. Yates, III, Director

June 15, 2004	By: /s/ P. Mark Stark
Date	P. Mark Stark, Chief Financial Officer, Vice-President of Finance and Principal Accounting Officer

June 15, 2004	By: /s/ Richard A. Sartor
Date	Richard A. Sartor, Controller
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